Exhibit 10.2

EXECUTION VERSION

AMENDMENT

TO

SPONSOR AGREEMENT

This Amendment to the Sponsor Agreement (this “Amendment”), dated as of August 29, 2022, is by and among Cohn Robbins Sponsor LLC, a Delaware limited liability company (the “Sponsor”), Cohn Robbins Holdings Corp., a Cayman Islands exempted company (“Acquiror”), Allwyn Entertainment AG, a Swiss stock corporation (Aktiengesellschaft) (“Swiss NewCo”), Clifton S. Robbins, Gary D. Cohn, Charles S. Kwon, Anne Sheehan, C. Robert Kidder, Alexander T. Robertson and Kathryn A. Hall (the “Insiders”), and Allwyn AG (f/k/a SAZKA Entertainment AG), a Swiss stock corporation (Aktiengesellschaft) (the “Company”). The Sponsor, Acquiror, Swiss NewCo, the Insiders and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties have previously entered into that certain Sponsor Agreement, dated as of January 20, 2022 (the “Sponsor Agreement”);

WHEREAS, Acquiror, Swiss NewCo, the Company, Allwyn US Holdco LLC, a Delaware limited liability company and direct wholly owned subsidiary of Swiss NewCo (“US HoldCo”), and Allwyn Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of US HoldCo (“DE Merger Sub”), are parties to that certain Business Combination Agreement, dated as of January 20, 2022 (the “Business Combination Agreement”);

WHEREAS, concurrently with the execution and delivery of this Amendment, Acquiror, Swiss NewCo, the Company, US HoldCo and DE Merger Sub have entered into that certain Amendment to the Business Combination Agreement (the “Business Combination Agreement Amendment”);

WHEREAS, in connection with the execution and delivery of the Business Combination Agreement Amendment and the transactions contemplated thereby, the Parties desire to amend the Sponsor Agreement as set forth herein; and

WHEREAS, Section 13 of the Sponsor Agreement provides that the Sponsor Agreement may be amended or modified, in whole or in part, by a duly authorized agreement in writing executed in the same manner as the Sponsor Agreement and which makes reference to the Sponsor Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Amendment and the Sponsor Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Amendment and the Sponsor Agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

AMENDMENT

1. Capitalized terms in this Amendment that are used but not otherwise defined herein shall have the respective meanings given to them in the Sponsor Agreement, after giving effect to this Amendment.

2. Section 2(a) of the Sponsor Agreement is hereby deleted and replaced in its entirety with the following (specific amended language is included in bold below solely for presentation purposes):

(a) Each of the Founder Share Holders, including the Sponsor, as applicable, hereby agrees that, immediately prior to the consummation of the Merger (but subject to the prior satisfaction of all of the conditions to consummation of the Merger set forth in Article X of the Business Combination Agreement) (i) each such Founder Share Holder shall contribute, transfer, assign, convey, and deliver to Acquiror, and Acquiror shall acquire and accept from each such Founder Share Holder, all of each such Founder Share Holder’s right, title, and interest in, to and under such Founder Share Holder’s shares of Acquiror Class B Common Stock and, in exchange therefore, Acquiror shall issue to each such Founder Share Holder shares of Acquiror Class A Common Stock, free and clear of all Liens as provided below (the “Founder Share Conversion”) and (ii) the Sponsor shall automatically irrevocably surrender and forfeit to Acquiror for no consideration, as a contribution to capital, a number of Acquiror Private Placement Warrants, in each of the cases of clauses (i) and (ii), to be determined as provided below in Section 2(f) (the “Forfeited Warrants”, and such forfeiture, the “Sponsor Warrant Forfeiture”).

3. Section 2(b) of the Sponsor Agreement is hereby deleted and replaced in its entirety with the following (specific amended language is included in bold below solely for presentation purposes):

(b) In connection with the Founder Share Conversion:

(i) all 20,540,000 outstanding shares of Acquiror Class B Common Stock held by the Sponsor shall be exchanged and converted into the number of shares of Acquiror Class A Common Stock equal to (i) 13,340,000, plus any Sponsor Expense Shares earned pursuant to Section 3(g) below divided by (ii) the Class B Exchange Ratio (such shares after the Closing and exchange in connection therewith for Swiss NewCo Class B Shares, the “Sponsor Shares,” which Sponsor Shares, for the avoidance of doubt, shall not include any shares purchased pursuant to the Subscription Agreement); and

(ii) all 160,000 outstanding shares of Acquiror Class B Common Stock held by the Independent Directors shall be exchanged and converted into the number of shares of Acquiror Class A Common Stock equal to (i) 160,000 divided by (ii) the Class B Exchange Ratio.

4. Section 2(c) of the Sponsor Agreement is hereby deleted and replaced in its entirety with the following (specific amended language is included in bold below solely for presentation purposes):

(c) For the avoidance of doubt, immediately following the consummation of the Founder Share Conversation and the Merger, (i) the Sponsor will hold 13,340,000, plus any Sponsor Expense Shares earned pursuant to Section 3(g) below shares of Swiss NewCo Class B Shares and (ii) the Independent Directors will hold 160,000 shares of Swiss NewCo Class B Shares.

5. The first sentence of Section 3 of the Sponsor Agreement is hereby deleted and replaced in its entirety with the following (specific amended language is included in bold below solely for presentation purposes):

Following the Closing, 7,500,000 shares of the Swiss NewCo Class B Shares received by the Sponsor prior to the Closing will be subjected to the vesting provisions set forth in this Section 3, and unless vested in accordance with this Section 3, shall be deemed to be unvested Sponsor Shares for purposes of this Section 3.

6. Section 3(a) of the Sponsor Agreement is hereby deleted and replaced in its entirety with the following (specific amended language is included in bold below solely for presentation purposes):

(a) If, at any time during the seven (7) years following the Closing Date (the “Measurement Period”), the VWAP of Swiss NewCo Class B Shares is greater than $12.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”), then fifty percent (50%) of the unvested Sponsor Shares owned by the Sponsor as of the Founder Share Conversion (that is, 3,750,000 Sponsor Shares) shall vest on the First Earnout Achievement Date.

7. Section 3(b) of the Sponsor Agreement is hereby deleted and replaced in its entirety with the following (specific amended language is included in bold below solely for presentation purposes):

(b) If, at any time during the Measurement Period, the VWAP of Swiss NewCo Class B Shares is greater than $14.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date”), then the remaining fifty percent (50%) of the unvested Sponsor Shares owned by the Sponsor as of the Founder Share Conversion (that is, 3,750,000 Sponsor Shares) shall vest on the Second Earnout Achievement Date.

8. Section 3 of the Sponsor Agreement is hereby amended to include the following new Section 3(g):

(g) In the event the Acquiror Transaction Expenses (as defined in the Business Combination Agreement) are less than $55 million (the difference between such amounts, rounded to the nearest amount divisible by ten (10) (with five (5) being rounded upwards), the “Acquiror Transaction Expense Difference”), the Sponsor Shares will be increased, so as to compensate the Acquiror Transaction Expense Difference dollar-for-dollar (on a $10.00 valuation per Sponsor Share), by the number of shares equal to the Acquiror Transaction Expense Difference divided by $10.00 (such shares, the “Sponsor Expense Shares”) (e.g., (i) if the Acquiror Transaction Difference Amount is zero, the Sponsor will hold 13,340,000 Sponsor Shares, of which 5,840,000 will automatically vest at the Closing (as defined in the Business Combination Agreement), (ii) if the Acquiror Transaction Expense Difference is $5,000,000, the Sponsor will hold 13,840,000 Sponsor Shares (13,340,000 plus 500,000 Sponsor Expense Shares), of which 6,340,000 will automatically vest at the Closing and (iii) if the Acquiror Transaction Expense Difference is $10,000,000, the Sponsor will hold 14,340,000 Sponsor Shares (13,340,000 plus 1,000,000 Sponsor Expense Shares), of which 6,840,000 will automatically vest at the Closing). For the avoidance of doubt, in any event and regardless of the amount of any of the Acquiror Transaction Expense Difference, 7,500,000 Sponsor Shares will be subject to the vesting conditions set forth in Section 3 of this Agreement, and, pursuant thereto, fifty percent (50%) of the unvested Sponsor Shares owned by the Sponsor as of the Founder Share Conversion (i.e., 3,750,000) will vest pursuant to Section 3(a) and the remaining fifty percent (50%) of the unvested Sponsor Shares owned by the Sponsor as of the Founder Share Conversion (i.e., 3,750,000) will vest pursuant to Section 3(b)). The number of Sponsor Expense Shares shall be, to the extent practicable, determined prior to the Closing to enable the issuance of the correct number of Swiss NewCo Class B Shares to the Sponsor (to be paid up and issued as part of the Company Share Capital Increase (as defined in the Business Combination Agreement)). To the extent such number cannot be finally determined prior to the Closing, the number of issuable Swiss NewCo Class B Shares (to be paid up and issued as part of the Company Share Capital Increase) shall be determined based on the Sponsor’s good faith and reasonable estimate of the maximum Acquiror Transaction Expense Difference (which may include a reasonable cushion) and such Swiss NewCo Class B Shares shall be reserved as Sponsor Expense Shares until the final amount of the Acquiror Transaction Expense Difference is determined. Following such determination of such final amount, any Swiss NewCo Class B Shares so issued and reserved that are finally not used as Sponsor Expense Shares shall be kept by Swiss NewCo as treasury shares.

9. Except as expressly amended, modified and/or supplemented by this Amendment, all terms, conditions and provisions of the Sponsor Agreement are and will remain in full force and effect, and as hereby amended are hereby ratified and confirmed by the Parties to the Sponsor Agreement and this Amendment in all respects. Without limiting the generality of the foregoing, the amendments, modifications and/or supplements contained herein will not be construed as an amendment to or waiver of any other provision of the Sponsor Agreement or as a waiver of or consent to any further or future action on the part of any Party that would require the waiver or consent of any other Party. On and after the date hereof, each reference in the Sponsor Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Sponsor Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Sponsor Agreement, the Business Combination Agreement and the Ancillary Agreements (as defined in the Business Combination Agreement) will mean and be a reference to the Sponsor Agreement, as amended, modified and/or supplemented by this Amendment.

10. In the event of any inconsistency or conflict between the terms and provisions of the Sponsor Agreement, on the one hand, and this Amendment, on the other hand, the terms and provisions of this Amendment shall govern and control.

11. The provisions contained in Sections 7 through 17 of the Sponsor Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and made a part of this Amendment as if set forth fully herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

COHN ROBBINS SPONSOR LLC

By:	/s/ Clifton S. Robbins
	Name:	Clifton S. Robbins
	Title:	Manager

COHN ROBBINS HOLDINGS CORP.

By:	/s/ Clifton S. Robbins
	Name:	Clifton S. Robbins
	Title:	Co-Chairman

ALLWYN AG

By:	/s/ Robert Chvatal
	Name:	Robert Chvatal
	Title:	Authorized Signatory

By:	/s/ Jan Matuska
	Name:	Jan Matuska
	Title:	Authorized Signatory

ALLWYN ENTERTAINMENT AG

By:	/s/ Robert Chvatal
	Name:	Robert Chvatal
	Title:	Member of the Board of Directors

By:	/s/ Jan Matuska
	Name:	Jan Matuska
	Title:	Member of the Board of Directors

[Signature Page to Amendment to the Sponsor Agreement]

GARY D. COHN

By:	/s/ Gary D. Cohn
	Name:	Gary D. Cohn

CLIFTON S. ROBBINS

By:	/s/ Clifton S. Robbins
	Name:	Clifton S. Robbins

CHARLES S. KWON

By:	/s/ Charles S. Kwon
	Name:	Charles S. Kwon

C. ROBERT KIDDER

By:	/s/ C. Robert Kidder
	Name:	C. Robert Kidder

ALEXANDER T. ROBERTSON

By:	/s/ Alexander T. Robertson
	Name:	Alexander T. Robertson

ANNE SHEEHAN

By:	/s/ Anne Sheehan
	Name:	Anne Sheehan

KATHRYN A. HALL

By:	/s/ Kathryn A. Hall
	Name:	Kathryn A. Hall

[Signature Page to Amendment to the Sponsor Agreement]